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                                                                EXHIBIT 1.1


                             UNDERWRITING AGREEMENT

                                   EPLUS INC.

          2,500,000 SHARES OF COMMON STOCK (PAR VALUE $0.01 PER SHARE)

                             Underwriting Agreement

                                                March ______, 2000

J.P. Morgan Securities Inc.
First Union Securities, Inc.
Friedman, Billings, Ramsey & Co., Inc.
U.S. Bancorp Piper Jaffray Inc.
c/o  J.P. Morgan Securities Inc.
     60 Wall Street
     New York, New York  10260

Ladies and Gentlemen:

         ePlus inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), for whom you are acting as representatives (the "REPRESENTATIVES") an aggregate of 2,000,000 shares of Common Stock, par value $0.01 per share, of the Company and the stockholders of the Company named in
Schedule II hereto (the "NON-MANAGEMENT SELLING STOCKHOLDERS") propose to sell to the Underwriters an aggregate of 500,000 shares. For the sole purpose of covering over-allotments, at the election of the Underwriters, the Non-Management Selling Stockholders and the stockholders of the Company named in Schedule III hereto (the "MANAGEMENT SELLING STOCKHOLDERS" and together with the Non-Management Selling Stockholders, the "SELLING STOCKHOLDERS") propose to sell up to 375,000 additional shares of Common Stock. The 2,500,000 shares to be sold by the Company and the Non-Management Selling Stockholders are herein referred to as the "UNDERWRITTEN SHARES" and the 375,000 additional shares to be sold by the Selling Stockholders are herein referred to as the "OPTION SHARES". The Underwritten Shares and the Option Shares are collectively herein referred to as the "SHARES". The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "STOCK."

         The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration







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statement, including a prospectus, relating to the Shares. The registration statement as amended at the time when it becomes effective including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "REGISTRATION Statement", and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "PROSPECTUS". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") that are deemed to be incorporated by reference therein.

         The Company and each of the Selling Stockholders hereby agree with the Underwriters as follows:

         1. The Company and each of the Non-Management Selling Stockholders agree, severally and not jointly, to sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company and each of the Non-Management Selling Stockholders at a purchase price per share of $[______] (the "PURCHASE PRICE") the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by the Company and each of the Non-Management Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Company and all the Non-Management Selling Stockholders hereunder.

         In addition, each of the Non-Management Selling Stockholders, as and to the extent indicated in Schedule II hereto and each of the Management Selling Stockholders as and to the extent set forth in Schedule III hereto, agrees to sell the





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Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to 375,000 Option Shares for the sole purpose of covering over-allotments in the sale of the Underwritten Shares. The Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from each of the Selling Stockholders at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Option Shares that all of the Underwriters are entitled to purchase hereunder, for the sole purpose of covering over-allotments (if any) in the sale of the Underwritten Shares by the several Underwriters. Any such election to purchase Option Shares shall be allocated among the Selling Stockholders in proportion to the maximum number of Option Shares to be sold by each Selling Stockholder as set forth in Schedule II and Schedule III hereto.

         The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Underwriters to the Company and the Attorneys-in-Fact (as defined below). Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

         2. The Company and the Selling Stockholders understand that the Underwriters intend (i) to make a public offering of the Shares as soon after
(A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Underwriters is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         3. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Underwriters by the Company with regard to payment to the Company, by the Attorneys-in-Fact (as defined below) with regard to payment to the Management Selling Stockholders, by an executive officer of TC Equity Partners, LLC, the general partner of Thayer Equity Investors III, LP, the managing member of TC Plus, LLC with regard to payment to TC Plus, LLC and by an executive officer of Centura Banks, Inc. with regard to




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payment to Centura Banks, Inc., in the case of the Underwritten Shares, on
___________, 2000, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriters and the Company and Attorneys-in-Fact may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Underwriters in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "CLOSING DATE" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "ADDITIONAL CLOSING DATE". As used herein, the term "BUSINESS DAY" means any day other than a day on which banks are required to be closed in New York City.

         Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Underwriters for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Underwriters shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company or the Selling Stockholders, as the case may be. The certificates for the Shares will be made available for inspection and packaging by the Underwriters at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

         4. (a) The Company represents and warrants to each Underwriter and the Selling Stockholders that:

                  (i) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or any Selling Stockholder furnished to the Company in writing by such Underwriter through the Representatives or by such Selling Stockholder, as applicable, expressly for use therein;

                 (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been



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         instituted or, to the knowledge of the Company, threatened by the
         Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter or any Selling Stockholder furnished to the Company in writing by such Underwriter through the Representatives or by such Selling Stockholder, as applicable, expressly for use therein;

                (iii) the documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulation of the Commission thereunder (collectively, the "EXCHANGE ACT"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (iv) the financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules




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         included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information, and the related notes thereto, included and incorporated by reference in the Registration Statement and the Prospectus, has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable and is based upon good faith estimates and assumptions believed by the Company to be reasonable;

                  (v) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE CHANGE"), otherwise than as set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement); and except as set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

                 (vi) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects, financial condition, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT");

                (vii) each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect and all the outstanding shares of capital stock of each subsidiary of the Company have been duly



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         authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims, except that such subsidiary shares are pledged as security to First Union National Bank Corporate Trust for amounts outstanding under the Company's working capital facility;

                 (viii) this Agreement has been duly authorized, executed and delivered by the Company;

                 (ix) the Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as expressly described by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

                 (x) the Shares to be issued and sold by the Company have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares will not be subject to any preemptive or similar rights;

                 (xi) The stock purchase warrant dated as of October 23, 1998 (the "WARRANT") has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms; the Warrant has been exercised in accordance with its terms and in accordance with the terms of the agreement dated as of February 25, 2000 (the "WARRANT AGREEMENT"); the shares issued upon the exercise of the Warrant have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any preemptive or similar rights.

                 (xii) The warrant dated as of March 3, 2000 granted to PSINet Ventures, Inc. (the "PSINET WARRANT") has been duly authorized,



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         executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms; the shares issuable upon the exercise of the PSINet Warrant have been duly authorized and reserved for issuance, and upon the exercise of the PSINet Warrant in accordance with its terms, such shares will be fully paid and non-assessable and will not be subject to any preemptive or similar rights.

               (xiii) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually or in the aggregate would not have a Material Adverse Effect; the issuance and sale of the Shares to be sold by the Company hereunder, the issuance of the shares issued upon the exercise of the Warrant, the issuance by the Company of the Shares to be issued upon the exercise of the Stock Options (as defined herein) and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares to be sold by the Company hereunder, the issuance of the shares issued upon the exercise of the Warrant, the issuance by the Company of the Shares to be issued upon the exercise of the Stock Options or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters;

                (xiv) there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened or contemplated against the Company or any of its subsidiaries




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         or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, a Material Adverse Effect; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                 (xv) the Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

                (xvi) no relationship, direct or indirect, exists between or among the Company or any or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

               (xvii) except as described in the Prospectus, no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder or, to the best knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder;

              (xviii)   the Company is not and, after giving effect to the
         offering and sale of the Shares, will not be an "investment company" defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

                (xix) Deloitte and Touche LLP, who have certified certain financial statements of the Company, and its subsidiaries and KPMG, LLP who have certified certain financial statements of CLG, Inc., are each independent public accountants as required by the Securities Act;



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                 (xx)   the Company and its subsidiaries have filed all
         federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect;

                (xxi) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock;

               (xxii) The unissued Shares issuable upon the exercise of options (the "STOCK OPTIONS") to be exercised by three of the Selling Stockholders, Phillip G. Norton, Steven J. Mencarini and Kleyton L. Parkhurst (the "STOCK OPTIONHOLDERS"), have been duly and validly authorized and reserved for issuance, and at the time of delivery to the Underwriters with respect to such Shares, such Shares will be issued and delivered in accordance with the provisions of the Stock Option Agreements between the Company and such Selling Stockholders pursuant to which such Stock Options were granted (the "STOCK OPTION AGREEMENTS") and will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof in the Prospectus;

              (xxiii)   the Stock Options were duly authorized and issued
         pursuant to the Stock Option Agreements and constitute valid and binding obligations of the Company and the Stock Optionholders are entitled to the benefits provided by the Stock Option Agreements; the Stock Option Agreements were duly authorized, executed and delivered and constitute valid and binding instruments enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

              (xxiv) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to so obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations or make such declarations and filings would not have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to





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         revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except for such proceedings which would not have a Material Adverse Effect; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply would not have a Material Adverse Effect.

                (xxv) the Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect;

               (xxvi) in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect;

              (xxvii)   the Company owns, possesses, or has an irrevocable
         right to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, licenses, inventions, trade secrets, technology and know-how (collectively, "INTELLECTUAL PROPERTY RIGHTS") currently employed by it in connection with and material to its business as described in the Prospectus; the Company is not aware of any rights of third parties to any such Intellectual Property Rights. There are no enforceable United States or foreign patents known to the Company which the Company believes to be infringed by its present activities or which the Company believes would preclude the pursuit of its business as described in the Prospectus to any material extent; the Company is not aware of any infringement by third parties of any such Intellectual Property Rights which would have a Material Adverse Effect;





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         and, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim challenging the validity or scope of the Company's rights in or to any such Intellectual Property Rights; and, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company is infringing or otherwise violating intellectual property rights of others.

             (xxviii)   Each of the Amended and Restated Stockholders
         Agreement, the Warrant Agreement and the Stock Purchase Agreement dated as of October 23, 1998 as modified by the Warrant Agreement (the "MODIFIED STOCK PURCHASE AGREEMENT") has been duly authorized, executed and delivered by each of the parties thereto, and constitutes a valid and binding obligation of each such party and is enforceable against each such party in accordance with its terms.

          (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters that:

                  (i) all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney (the "POWER OF ATTORNEY") and the Custody Agreement (the "CUSTODY AGREEMENT") hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Stockholder;

                 (ii) the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

                 (iii) such Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date or Additional Closing Date, as the case may be, by such Selling Stockholder hereunder (other than the Shares to be issued upon the exercise of Stock Options), free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date or Additional Closing Date, as the case may be, assuming due issuance of any Shares to be issued upon the exercise of Stock Options, good and valid title to the Shares to be sold at the Closing Date or Additional Closing Date, as the case may be, by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims;

                 (iv) such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

                  (v) such Selling Stockholder has reviewed the information relating to such Selling Stockholder contained in the Registration Statement and the Prospectus and the information relating to such Selling Stockholder in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact relating to the Selling Stockholder or omit to state any fact required to be stated therein or necessary to make the statements therein relating to such Selling Stockholder not misleading.

         Each of the Selling Stockholders represents and warrants that certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholders hereunder other than any such Shares to be issued upon the exercise of Stock Options, have been placed in custody under a Custody Agreement relating to such Shares, and each of the Selling Stockholders who is selling Shares upon the exercise of Stock Options represents and warrants that duly completed and executed irrevocable exercise notices in respect of Stock Options, in the forms specified by the relevant Stock Option Agreement, with respect to all of the Shares to be sold by such Selling Stockholders hereunder have been placed in custody under a Custody Agreement relating to such Shares, in each case, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to First Union National Bank Corporate Trust, as custodian (the "CUSTODIAN"), and that such Selling Stockholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing Phillip G. Norton and Kleyton L. Parkhurst, as such Selling Stockholder's Attorneys-in-fact (the "ATTORNEYS-IN-FACT" or either of them the "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided herein, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder, and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

         Each of the Selling Stockholders specifically agrees that the Shares represented by the certificates or the irrevocable Stock Option exercise notice, in each case held in custody for such Selling Stockholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorney-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorney-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

           5. (a) The Company covenants and agrees with each of the several Underwriters as follows:

                  (i) to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

                 (ii) to deliver if requested by the Representatives, at the expense of the Company, to the Representatives, five signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits but including the documents incorporated by reference therein and, during the period mentioned in
         Section 5(a)(v) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as the Representatives may reasonably request;

                (iii) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

                 (iv) to advise the Representatives promptly, and to confirm such advice in writing (A) when the Registration Statement has become effective, (B) when any amendment to the Registration Statement has been filed or becomes effective, (C) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (D) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (F) of the occurrence of any event, within the period referenced in Section 5(a)(v) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (v) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                 (vi) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction;

                (vii) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

               (viii) for a period of three years, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                 (ix) for a period of 90 days after the date of the initial public offering of the Shares not to (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent of the Underwriters, other than the Shares to be sold by the Company hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans;

                  (x) to use the net proceeds received by the Company from the sale of the Shares by the Company pursuant to this Agreement in the manner specified in the Prospectus under caption "Use of Proceeds";

                 (xi) to use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market (the "NASDAQ NATIONAL MARKET");

                (xii) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (A) incident to the preparation, reregistration, transfer, execution and delivery of the Shares, (B) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (C) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including fees of counsel for the Underwriters and its disbursements), (D) in connection with the listing of the Shares on the Nasdaq National Market, (E) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., (F) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (G) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (H) the cost of preparing stock certificates and (I) the cost and charges of any transfer agent and any registrar.

         (b) Each of the Selling Stockholders covenants and agrees with each of the several Underwriters that each Selling Stockholder will do or perform or cause to be done or performed all things required to be done or performed by each such Selling Stockholder on or prior to the Closing Date or the Additional Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

         6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company and each of the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                  (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a)(i) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representatives;

                  (b) the respective representations and warranties of the Company and the Selling Stockholders contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and each of the Company and the Selling Stockholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

                  (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (d) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement); and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (as it stood at the time of execution and delivery of this Agreement) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement);

                  (e) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (i) a certificate of Phillip G. Norton, President and Chief Executive Officer and Steven J. Mencarini, Chief Financial Officer, satisfactory to the Representatives to the effect set forth in Sections 6(a), 6(b) and 6(c) (with respect to the respective representations, warranties, agreements and conditions of the Company) and to the further effect that there has not occurred any Material Adverse Change, or any development involving a prospective Material Adverse Change, from that set forth or contemplated in the Registration Statement, (ii) a certificate of Phillip G. Norton, on behalf of the Management Selling Stockholders, satisfactory to the Underwriters to the effect set forth in Section 6(b) (with respect to the respective representations, warranties, agreements and conditions of the Management Selling Stockholders), (iii) a certificate of ______, an executive officer of TC Equity Partners, LLC, the general partner of Thayer Equity Investors III, LP, the managing member of TC Plus, LLC, satisfactory to the Underwriters to the effect set forth in Section 6(b) (with respect to the respective representations, warranties, agreements and conditions) of TC Plus, LLC and (iv) a certificate of Steven J. Goldstein, on behalf of Centura Banks, Inc., satisfactory to the Underwriters to the effect set forth in Section 6(b) (with respect to the respective representations, warranties, agreements and conditions) of Centura Banks, Inc.);

                  (f) Alston & Bird LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) the Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                          (ii) the Company has been duly qualified as a foreign
                  corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                           (iii) each of the Company's subsidiaries has been
                  duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                          (iv) to the best of such counsel's knowledge, there
                  are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (v) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                          (vi) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                         (vii) the shares of capital stock of the Company
                  outstanding prior to the issuance of the Shares to be sold by the Company hereunder (including the shares issued upon the exercise of the Warrant and the Shares to be sold by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and non-assessable (assuming, with respect to Shares being issued upon the exercise of the Stock Options, that payment of the exercise price therefor is made to the Company as provided in the Stock Option Agreement and the Custody Agreement);

                        (viii) the Shares to be issued and sold by the Company
                  hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights;

                          (ix) the statements in the Prospectus under the
                  heading "Risk Factors - We have entered into agreements with a major stockholder that permits it to appoint certain members of our board of directors," "Business-Intellectual Property", and "Certain Transactions," incorporated by reference from Item 3 of Part 1 of the Company's Annual Report on Form 10-K for the year ended March 31, 1999, in and in the Registration Statement in Item 15, insofar as such statements constitute a summary of the terms of the Stock, legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such terms, legal matters, documents or proceedings;

                           (x) the issue and sale of the Shares to be sold by
                  the Company, the issuance by the Company of the shares issued upon the exercise of the Warrant, the issuance by the Company of the Shares to be issued upon the exercise of the Stock Options and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or, to such counsel's knowledge, any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties;

                          (xi) no consent, approval, authorization, order,
                  license, registration or qualification of or with any court or governmental agency or body is required for the issuance by the Company of the Shares to be sold by it hereunder, the issuance by the Company of the shares issued upon the exercise of the Warrant, the issuance by the Company of the Shares to be issued upon the exercise of the Stock Options or the consummation by the Company of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                         (xii) the Company is not and, after giving effect to
                  the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act;

                        (xiii) except as described in the Prospectus, to the
                  best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company; and

                         (xiv) the documents incorporated by reference in the
                  Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, and representatives of the Underwriters and their counsel, during which the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although they have not independently verified (except as specified in paragraph (ix) above) and are not passing upon and are assuming no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, no facts have come to their attention which lead them to believe that, the Registration Statement on its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the Closing Date, contained or contains an untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that they express no view with respect to the financial statements and related notes thereto and the other financial or statistical data included or incorporated by reference therein.

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of Georgia and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws and
(B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

         The opinion of Alston & Bird LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (g) Kirkland & Ellis, counsel for TC Plus, LLC, shall have furnished to the Underwriters their written opinion, dated the Closing Date or Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) this Agreement has been duly authorized, executed and delivered on behalf of TC Plus, LLC;

                          (ii) the sale of the Shares to the Underwriters by TC Plus, LLC pursuant to this Agreement, the compliance by TC Plus, LLC with the other provisions of this Agreement and the consummation by TC Plus, LLC of the other transactions contemplated in this Agreement do not (i) result in any violation of the TC Plus, LLC limited liability company agreement or other organizational documents, as the case may be, (ii) result in any violation of any order, judgment or decree known to us (after inquiry of TC Plus, LLC) of any court or government agency or body having jurisdiction over TC Plus, LLC or the property of TC Plus, LLC which order, judgment or decree is specifically applicable to TC Plus, LLC, (iii) result in any breach or violation of any agreement or instrument known to us (after inquiry of TC Plus, LLC) to which TC Plus, LLC is a party or by which TC Plus, LLC is bound, or to which any of the property or assets of TC Plus, LLC is subject or (iv) result in any violation of any statute, law, rule or regulation known to us of any governmental agency or body thereof having jurisdiction over TC Plus, LLC or the property of TC Plus, LLC (except that we express no opinion with respect to any federal or state securities statute, law, rule or regulation) in each case other than such violations, which individually or in the aggregate, would not affect the validity, performance or consummation of the transactions contemplated by the Underwriting Agreement;

                         (iii) no consent, approval, authorization or order of any Federal or New York governmental agency or body or, to our knowledge, any court is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the Shares to be sold by TC Plus, LLC, except such as have been obtained, the registration under the Act and the Exchange Act and such as may be required under state securities or blue Sky laws or by or with the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of such Shares by the Underwriters, as to which we express no opinion;

                          (iv) each of the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by TC Plus, LLC and is a valid and binding obligation of TC Plus, LLC, enforceable against it in accordance with its terms;

                           (v) upon (i) the delivery to The Depository Trust Company ("DTC") or its nominee of the Shares to be sold by TC Plus, LLC under the Underwriting Agreement (such Shares, the "TC Plus Shares") registered in the name designated by DTC (including, without limitation, Cede & Co.), and (ii) the crediting of the TC Plus Shares to the securities accounts of the several Underwriters with DTC, DTC will be a "protected purchaser" of the TC Plus Shares (as defined in Section 8-303 of the Uniform Commercial Code as adopted by the State of New York (the "NYUCC")) and will acquire its interest in the TC Plus Shares free of any adverse claim (assuming DTC is without notice of any adverse claim with respect to the TC Plus Shares);

                          (vi) upon payment of the purchase price for the TC Plus Shares and the crediting of the TC Plus Shares to the securities accounts of the several Underwriters with DTC, each of the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-501 of the NYUCC) in respect of the Shares to be purchased by it, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of the adverse claim).

                           In rendering such opinions, such counsel may rely as
                  to matters involving the application of laws other than the laws of the United States and the state of New York, and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws. The opinion of such counsel for TC Plus, LLC shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

                  (h) Thacher Profitt & Wood, counsel for Centura Banks, Inc., shall have furnished to the Underwriters their written opinion, dated the Closing Date or Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) this Agreement has been duly authorized, executed and delivered by or on behalf of Centura Banks, Inc.;

                          (ii) a Power of Attorney and a Custody Agreement have been duly authorized, executed and delivered by Centura Banks, Inc. and constitute valid and binding agreements of Centura Banks, Inc. in accordance with their terms;

                         (iii) Centura Banks, Inc. is the record, beneficial and lawful owner of all of the Shares to be sold by it;

                          (iv) upon payment pursuant to this Agreement for the Shares to be sold by Centura Banks, Inc. pursuant hereto, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee as may be designated by DTC on the Company's share registry in accordance with the Company's certificate of incorporation, bylaws and applicable law and an indication from DTC by book entry that such Shares have been credited to "securities accounts" (as defined in Section 8-501 of the UCC) of the respective Underwriters with DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Shares): (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC; and (B) under Section 8-501 of the UCC, each Underwriter will acquire a valid "security entitlement" (as defined in Section 8-102 of the UCC) to the Shares being so purchased by or on behalf of such Underwriter, and, to the extent governed by the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares (or security entitlement with respect thereto) may properly be asserted against such Underwriter with respect to such security entitlement; it being understood that for the purpose of this opinion, such counsel has assumed without independent verification, that the UCC is the law applicable to the sale of the Shares and that when such payment, delivery, registration and crediting occur, (x) Cede is not a "securities intermediary" (as defined in Section 8-102 of the UCC), (y) registration of such Shares in the name of Cede or another nominee designated by DTC is effective to register such Shares in the name of DTC for purposes of Section 8-106 (b)(2) of the UCC and (z) DTC is a "clearing corporation" (as defined in Section 8-102 of the UCC); and

                           (v) the sale of the Shares and the execution and delivery by Centura Banks, Inc. of, and the performance by Centura Banks, Inc. of its obligations under, this Agreement, and the consummation of the transactions contemplated herein,
                  (i) have been duly authorized on the part of Centura Banks, Inc., and (ii) to the best of such counsel's knowledge, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which Centura Banks, Inc. is a party or by which Centura Banks, Inc. is bound or to which any of the property or assets of Centura Banks, Inc. is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of Centura Banks, Inc. or to the best of such counsel's knowledge, any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Centura Banks, Inc. or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by Centura Banks, Inc. of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                           In rendering such opinions, such counsel may rely as
                  to matters involving the application of laws other than the laws of the United States and the state of North Carolina and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws. The opinion of such counsel for Centura Banks, Inc. shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

                  (i) Alston & Bird LLP, counsel for the Management Selling Stockholders, shall have furnished to the Underwriters their written opinion, dated the Closing Date or Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Management Selling Stockholders;

                          (ii) a Power of Attorney and a Custody Agreement have been duly authorized, executed and delivered by each Management Selling Stockholder and constitute valid and binding agreements of each Selling Stockholder in accordance with their terms;

                         (iii) each Management Selling Stockholder is the record, beneficial and lawful owner of all of the Shares to be sold by such Management Selling Stockholder;

                          (iv) upon payment pursuant to this Agreement for the Shares to be sold by the Management Selling Stockholders pursuant hereto, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee as may be designated by DTC on the Company's share registry in accordance with the Company's certificate of incorporation, bylaws and applicable law and an indication from DTC by book entry that such Shares have been credited to "securities accounts" (as defined in Section 8-501 of the UCC) of the respective Underwriters with DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Shares): (A) DTC shall be a "protected purchaser" of such Shares within the meaning of
                  Section 8-303 of the UCC; and (B) under Section 8-501 of the UCC, each Underwriter will acquire a valid "security entitlement" (as defined in Section 8-102 of the UCC) to the Shares being so purchased by or on behalf of such Underwriter, and, to the extent governed by the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares (or security entitlement with respect thereto) may properly be asserted against such Underwriter with respect to such security entitlement; it being understood that for the purpose of this opinion, such counsel has assumed without independent verification, that the UCC is the law applicable to the sale of the Shares and that when such payment, delivery, registration and crediting occur, (x) Cede is not a "securities intermediary" (as defined in Section 8-102 of the UCC), (y) registration of such Shares in the name of Cede or another nominee designated by DTC is effective to register such Shares in the name of DTC for purposes of Section 8-106
                  (b)(2) of the UCC and (z) DTC is a "clearing corporation" (as defined in Section 8-102 of the UCC); and

                           (v) the sale of the Shares and the execution and delivery by the Management Selling Shareholder of, and the performance by the Management Selling Shareholder of its obligations under, this Agreement, and the consummation of the transactions contemplated herein, (i) have been duly authorized on the part of each of the Management Selling Stockholders, and (ii) to the best of such counsel's knowledge, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any Management Selling Stockholder is a party or by which any Management Selling Stockholder is bound or to which any of the property or assets of any Management Selling Stockholder is subject, or, to the best of such counsel's knowledge, any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Management Selling Stockholders of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                           In rendering such opinions, such counsel may rely as
                  to matters involving the application of laws other than the laws of the United States and the state of Georgia and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws. The opinion of such counsel for the Management Selling Stockholders shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

                  (j) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, Deloitte and Touche LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                  (k) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (l) the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

                  (m) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request;

                  (n) the "lock-up" agreements, each substantially in the form of Exhibit A-1 hereto, between you and the parties listed on Exhibit A-2 hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be; and

                  (o) each of the Amended and Restated Stockholders Agreement, the Warrant Agreement and the Modified Stock Purchase Agreement shall be in effect and none of the provisions of any such agreements shall have been amended or waived (except with the Underwriters' consent) as of the Closing Date.

         7. The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter or any Selling Stockholder, furnished to the Company in writing by such Underwriter through the Representatives or by such Selling Stockholder expressly for use therein.

         Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to any Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus, provided, that the aggregate amount of all indemnification reimbursement payable by any Selling Stockholder pursuant to this Agreement shall in no case exceed the net proceeds to such Selling Stockholder from the sale of Shares.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and each of the Selling Stockholders to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 7, such person (the "INDEMNIFIED PERSON") shall promptly notify the person or persons against whom such indemnity may be sought (each an "INDEMNIFYING PERSON") in writing, and such Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Persons unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or
(iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing as mutually agreed between the Attorney-in-Fact and an executive officer of TC Equity Partners, LLC, the general partner of Thayer Equity Investors III, LP, the managing member of TC Plus, LLC. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first three paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (A) as between the Company and the Underwriters (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (B) as between (x) the Company and the Selling Shareholders, or (y) the Selling Shareholders and the Underwriters, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company (as if, for purposes of this paragraph, the Company had received all of the proceeds of such offering) and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Selling Stockholders and (iii) acceptance of and payment for any of the Shares.

         8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market,
(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

         9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this
Section 9 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either you or the Company and the Selling Stockholders shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

        11. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholders and the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        12. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax:______); Attention: Syndicate Department. Notices to the Company shall be given to it at ePlus inc., 400 Herndon Parkway, Herndon, VA, (telefax:
703-834-5718); Attention: Kleyton L. Parkhurst. Notices to the Selling Stockholders shall be given to the Attorneys-in-Fact at ePlus inc., 400 Herndon Parkway, Herndon, VA, (telefax: 703-834-5718); Attention: Kleyton L. Parkhurst and Phillip G. Norton.

        13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                            Very truly yours,

                                            ePlus Inc.

                                            By:
                                                  ----------------------------
                                                  Name:
                                                  Title:

                                            Selling Stockholders

                                            By:
                                                  ----------------------------
                                                  Name:
                                                  Title:

                                            As Attorney-in-Fact acting on
                                                  behalf of each of the Selling
                                                  Stockholders named in
                                                  Schedule II and Schedule III
                                                  to this Agreement.


Accepted:_________, 2000

J.P. Morgan Securities, Inc.
First Union Securities, Inc.
Friedman, Billings, Ramsey & Co., Inc.
U.S. Bancorp Piper Jaffray Inc.

Acting severally on behalf of themselves

By:   J.P. Morgan Securities Inc.

Actingon behalf of itself and the several
      Underwriters listed in Schedule I
      hereto.

By:
      ------------------------------------------------------------------------
      Title:

                                                                    SCHEDULE I


                            ------------                    ----------------

                            UNDERWRITERS                    NUMBER OF SHARES
                                                            TO BE PURCHASED


J.P. Morgan Securities Inc...........................................

First Union Securities, Inc..........................................

Friedman, Billings, Ramsey & Co., Inc................................

U.S. Bancorp Piper Jaffray Inc.......................................

         Total.......................................................

                                                                     SCHEDULE II

-----------------------------------                               ---------------     --------------
                                                                     NUMBER OF
NON-MANAGEMENT SELLING STOCKHOLDERS                                UNDERWRITTEN         NUMBER OF
                                                                      SHARES          OPTION SHARES
TC Plus, LLC.........................................                   400,000             150,000

Centura Banks, Inc...................................                   100,000              37,500

                                                                   SCHEDULE III

                                                                                        NUMBER OF
                                                                                        ---------
                    MANAGEMENT SELLING STOCKHOLDERS                                 OPTION SHARES
                    -------------------------------                                 -------------
Phillip G. Norton...................................................                      116,015

Bruce M. and Elizabeth D. Bowen.....................................                       46,485

Steven J Mencarini..................................................                        5,000

Kleyton L. Parkhurst................................................                       20,000

--------------------------------------------------------------------------------------------------

                                                                    EXHIBIT A-1

                               LOCK-UP AGREEMENT

                                                February__, 2000


J.P. MORGAN SECURITIES INC.
FIRST UNION SECURITIES, INC.
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
U.S. BANCORP PIPER JAFFRAY INC.
c/o J.P. Morgan Securities Inc.
    60 Wall Street
    New York, NY  10260

         Re:      EPLUS INC. -- PUBLIC OFFERING


Ladies and Gentlemen:

         The undersigned understands that you propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with ePlus inc., a Delaware corporation (the "COMPANY") and the selling shareholders named therein, providing for the public offering (the "PUBLIC OFFERING") by the several underwriters named in the Underwriting Agreement (the "UNDERWRITERS"), of shares (the "SHARES") of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

         In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc., on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations




                                     A-1-1
of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc., on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

         The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

         The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

         This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.



                                            Very truly yours,

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:




                                     A-1-2

Accepted as of the date first set forth above:

J.P. MORGAN SECURITIES INC.
FIRST UNION SECURITIES, INC.
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
U.S. BANCORP PIPER JAFFRAY INC.

By:  J.P. MORGAN SECURITIES INC.

By:
    ---------------------------------------------------------------------------
    Name:
    Title:



                                     A-1-3

                                                                    EXHIBIT A-2

Phillip G. Norton
J.A.P. Investment Group, L.P.
Bruce M. Bowen
Elizabeth D. Bowen
Bowen Holdings L.C.
Steven J. Mencarini
Kleyton L. Parkhurst
C. Thomas Faulders, III
Terrence O'Donnell
Carl J. Rickertsen
Dr. Paul G. Stern
Thayer Equity Investors III, L.P.
TC Plus, L.L.C.
Centura Banks, Inc.